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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 Nos. 333-89976 and 333-89976-01) and related prospectus of Hovnanian Enterprises, Inc. (the "Company"), K. Hovnanian Enterprises, Inc. and certain subsidiaries of the Company for the registration of $100,000,000 aggregate principal amount of 8.000% Senior Notes due 2012 and $150,000,000 aggregate principal amount of 8.875% Senior Subordinated Notes due 2012 and to the incorporation by reference therein of our report dated December 11, 2001, with respect to the consolidated financial statements of the Company included in its Annual Report (Form 10-K) for the year ended October 31, 2001, filed with the Securities and Exchange Commission and of our report dated December 7, 2001, with respect to the consolidated financial statements of The Forecast Group-Registered Trademark-, L.P. included in its Annual Report (Form 10-K) for the year ended October 31, 2001, filed with the Securities and Exchange Commission.



                                          /s/ ERNST & YOUNG LLP



New York, New York
July 24, 2002